OCC®

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Annual Meeting of Shareholders March 28, 2017

Neil Wilkin, CEO

Forward Looking Information







This presentation may contain “forward looking statements” that involve risks and uncertainties. These statements reflect management’s current expectations about possible future events and performance. Actual future results may differ materially due to a number of factors, including but not limited to, those factors set forth in detail in the “forward looking information” of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other SEC reports—all such factors are incorporated herein by reference. These factors may be revised or supplemented in future reports filed with the SEC.

Agenda

I. Key Financial Performance Metrics 2016.

II. Challenges. Focused Initiatives. Results.

III. Improvements Achieved Every Quarter.

IV. First Quarter 2017.

V. Looking Forward to Fiscal Year 2017.

VI. Q&A.








Key Performance Metrics 2016.

Key Performance Metrics 2016







- Year of Improvement with Sequential Growth Each Quarter in Net Sales, Gross Profit, Gross Profit Margin and Earnings.
- Net Sales $64.6 million, down from $73.6 million.
  - About 2/3 of decrease related to certain specialty markets
  - Impact of Strong US Dollar
- Gross Profit Margin Increased to 30.5% compared to 29.6% in 2015.

Key Performance Metrics 2016







- ✓ Selling, General and Administrative Expenses Reduced $3.3 million or 13.7% Due to Targeted Cost Reduction Measures.
- ✓ Improved Net Loss of 28 cents compared to 69 cents in 2015.
- ✓ Positive Cash Flow from Operations of $3.2 million, up 162.4% from $1.2 million in 2015.
- ✓ Current Ratio of 6.4 at Year End.

OCC®

STRONG Second Half of 2016

- ✓ Achieved Earnings Per Share of 13 cents in Second Half of 2016, compared to Loss Per Share of 43 cents in First Half of 2016.









Challenges. Focused Initiatives. Results.

Challenges

- Weakness in Certain Specialty Markets.
  - Military, Oil & Gas, Mining, Other
- About 2/3 of decrease in Sales in 2016 related to Specialty Markets.
- Strong Dollar Impacts International Sales – Including Specialty Markets.
- Weakness Particularly Impacted OCC at End of 2015 and Beginning of 2016.







OCC

Focused Initiatives

- Targeted Cost Reductions Across All Expense Categories.
- Sales and Marketing Initiatives Targeting Markets with Greatest Growth Potential.
- Product and Manufacturing Initiatives to Better Serve Customers and End Users, and Increase Efficiencies.
- In sum – Parallel Efforts to Reduce and Control Costs While Investing in Initiatives for Future Growth.







OCC

Impact of Initiatives







- ✓ SG&A Expenses Reduced $3.3 million or 13.7% in 2016.
- ✓ Improved Gross Profit Margins.
- ✓ Sequential Improvements in Quarterly Results.
- ✓ Operating Leverage Results in Improvements to Bottom Line.


Improvements Achieved Every Quarter.
© 2017 OCC | WWW.OCCFIBER.COM

Improvements Achieved EVERY QUARTER







- ✓ OCC Improved Results Quarter over Quarter throughout fiscal year 2016.
  - ✓ Net Sales
  - ✓ Gross Profit
  - ✓ Gross Profit Margin
  - ✓ Earnings

Net Sales Fiscal Year 2016 by Quarter


Net Sales
Up 23.2%
Q1 to Q4
2016
$18,000,000
$17,000,000
$16,000,000
$15,000,000
$14,000,000
$13,000,000
$12,000,000
$11,000,000
$10,000,000
Q1 2016
Q2 2016
Q3 2016
Q4 2016

Gross Profit Fiscal Year 2016 by Quarter


Gross Profit
Up 77.3% Q1 to Q4 2016
$7,000,000
$6,500,000
$6,000,000
$5,500,000
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Q1 2016
Q2 2016
Q3 2016
Q4 2016

Gross Profit Margin Fiscal Year 2016 by Quarter



Gross Profit Margin %
To 35.9%
Q4 2016
From 24.9%
Q1 2016
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Q1 2016
Q2 2016
Q3 2016
Q4 2016

Fiscal Year 2016 by Quarter

	Quarter ended			
	January 31	April 30	July 31	October 31
Net sales	$ 14,047,890	$ 16,340,153	$ 16,915,135	$ 17,312,823
Gross profit	3,502,431	4,551,295	5,461,691	6,209,719
Gross profit margin	24.9%	27.9%	32.3%	35.9%
Basic and diluted net income (loss) per share attributable to Optical Cable Corporation	$ (0.28)	$ (0.15)	$ 0.03	$ 0.11

First Quarter 2017.

First Quarter 2017

- ✓ Improved Performance Compared to First Quarter 2016.
- ✓ Net Sales Increased 4.0% to $14.6 million.
- ✓ Gross Profit Increased 37.3% to $4.8 million.
- ✓ Gross Profit Margin Increased to 32.9% compared to 24.9%.
- ✓ Bottom Line Improved to net loss per share of 9 cents compared to a net loss per share of 28 cents.







OCC®

Looking Forward to 2017.



Looking Forward to Fiscal Year 2017







- ❑ OCC Team Continues Actions to Improve OCC.
  - ❑ Sales and Marketing Initiatives
  - ❑ Product and Manufacturing Initiatives
- ❑ Building on Strong Market Position.

Looking Forward to Fiscal Year 2017

- Beginning to See Indications of Growth in Certain Markets.
- Continued Impact of Strong US Dollar.
- Impact of Yet To Come U.S. Government Policy Changes Unknown
  - -Markets (Military, Energy) and Costs.







Looking Forward to Fiscal Year 2017







- Optimistic Regarding OCC's Strategy and Positioning.
- Optimistic Regarding Impact of Initiatives by OCC Team.
    - Intensity of Efforts by OCC Team Not Dependent on Economic Trends.



Questions and Answers.


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Thank You!